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                                                                  Exhibit (j)(2)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information and to the use of our reports dated February 6, 2004, with respect to the financial statements of the State Street Equity 500 Index Fund and the State Street Equity 500 Index Portfolio included in its Annual Report dated December 31, 2003 that is incorporated by reference into this Post-Effective Amendment Number 12 to the Registration Statement (Form N-1A No. 333-30810) of State Street Institutional Investment Trust.

                                         ERNST & YOUNG LLP

Boston, Massachusetts
April 26, 2004